EXHIBIT 99.2

October 5, 2004

Consent of Molecular Securities Inc.

We hereby consent to the use in the Registration Statement of Nanogen, Inc. on Form S-4 and in Nanogen, Inc.’s and Epoch Biosciences, Inc.’s Proxy Statement/ Prospectus, which is part of the Registration Statement, of our opinion dated September 7, 2004 appearing as Annex E to such Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained in the Proxy Statement/Prospectus. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 or referenced under Section 11 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act or the rules and regulations promulgated thereunder.

MOLECULAR SECURITIES INC.

By:	/s/ ALEX LIPE
	Name:	Alex Lipe
	Title:	President